Exhibit 32.1

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NTN Buzztime, Inc. (the “Registrant”) on Form 10-Q for the period ended September 30, 2006, I, Dario L. Santana, Chief Executive Officer, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that, to my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Registrant for the period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: November 9, 2006	/s/ DARIO L. SANTANA
Dario L. Santana,
Chief Executive Officer
NTN Buzztime, Inc.